UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry in to a Material Definitive Agreement.

On June 24, 2021 (the “Conversion Effective Date”), NCR Corporation (referred to herein as the “Company”, “we” or “our”) entered into an Incremental Revolving Facility Agreement (TLA-2 Conversion) (the “Incremental Revolving Conversion Agreement”), with the Guarantor and the Foreign Borrowers (each as defined below) party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (in such capacity, the “Administrative Agent”). Pursuant to the Incremental Revolving Conversion Agreement, term loan A loans outstanding under the Company’s existing amended and restated credit agreement (the “Credit Agreement”) in a principal amount of $200 million were converted into an equal principal amount of senior secured incremental revolving credit commitments (the “Incremental Revolving Commitments”). The Incremental Revolving Conversion Agreement also amended and restated the Credit Agreement as set forth in exhibit A thereto (the “Amended and Restated Credit Agreement”) to reflect, among other things, the Incremental Revolving Commitments, the Incremental TLA Facility (as defined below) and the Replacement Revolving Commitments (as defined below).

The terms of the Incremental Revolving Commitments are identical to the terms of the commitments under the Replacement Revolving Facility (as defined below) (together with the Incremental Revolving Commitments, the “Revolving Facility” and the loans thereunder, the “Revolving Loans”). Up to $400 million of the Revolving Facility will be available to be borrowed by certain of the Company’s foreign subsidiaries (the “Foreign Borrowers”) in U.S. Dollars, Euros and British Pounds Sterling to provide flexibility to fund ongoing operations, including foreign operations. Any borrowings by the Foreign Borrowers under the Revolving Facility will be guaranteed and secured by the Company and one or more of our wholly owned domestic subsidiaries (the “Guarantor”) to the same extent as borrowings by the Company.

On June 21, 2021 (the “Acquisition Effective Date), we, the Guarantor, the Foreign Borrowers and the Administrative Agent entered into a reaffirmation agreement (the “Reaffirmation Agreement”), pursuant to which we and the Guarantor reaffirmed the security interests and we, the Guarantor and the Foreign Borrowers reaffirmed the guarantees, in each case, granted in favor of the Administrative Agent pursuant to the collateral agreement.

Representations, Warranties, Covenants and Events of Default

The Amended and Restated Credit Agreement contains customary representations and warranties, affirmative covenants, and restrictive covenants. The restrictive covenants limit our and our subsidiaries’ ability to, among other things, incur indebtedness, create liens on our or their assets, engage in fundamental changes, make investments, sell or otherwise dispose of assets, engage in sale-leaseback transactions, make restricted payments, repay subordinated indebtedness, engage in certain transactions with affiliates and enter into agreements restricting the ability of our subsidiaries to make distributions to us or incur liens on their assets.

The Amended and Restated Credit Agreement also contains a financial covenant with respect to the Revolving Facility and the Incremental TLA Facility that does not permit us to allow our leverage ratio to exceed (i) in the case of any fiscal quarter ending on or prior to December 31, 2021, 5.50 to 1.00, (ii) in the case of any fiscal quarter ending after December 31, 2021 and on or prior to September 30, 2022, 5.25 to 1.00 and (iii) in the case of any fiscal quarter ending on or after December 31, 2022, 4.75 to 1.00. We have the option to elect to increase the maximum permitted leverage ratio with respect to periods described in the foregoing clause (iii) to 5.00 to 1.00 in connection with the consummation of any Material Acquisition (as defined in the Amended and Restated Credit Agreement) for the four fiscal quarters ending after the date such Material Acquisition is consummated.

The Amended and Restated Credit Agreement also contains customary events of default including, among other things, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material indebtedness and change of control. The occurrence of an event of default could result in the termination of commitments under the Revolving Facility, the acceleration of all outstanding amounts under the Amended and Restated Credit Agreement and the requirement to cash collateralize outstanding letters of credit.

The descriptions of the Revolving Facility and the Amended and Restated Credit Agreement contained in Item 2.03 below are hereby incorporated into this Item 1.01 by reference.

The foregoing summary of the Incremental Revolving Conversion Agreement and the Reaffirmation Agreement is not complete and is qualified in its entirety by reference to the Incremental Revolving Conversion Agreement and the Reaffirmation Agreement, copies of which are attached hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation

As previously disclosed, on February 16, 2021, the Company entered into (a) an incremental term loan A facility agreement (the “Incremental TLA Agreement”) with the Guarantor, the lenders party thereto and the Administrative Agent and (b) an incremental revolving facility agreement (the “Incremental Revolving Agreement”), with the Guarantor, the Foreign Borrowers, the lenders party thereto and the Administrative Agent.

In connection with the Company’s acquisition of Cardtronics plc, a public limited company incorporated under the laws of England and Wales (the “Acquisition”) on the Acquisition Effective Date, the Company (a) satisfied all conditions under the Incremental TLA Agreement and borrowed $1,505 million of incremental senior secured term loan A loans (the “Incremental TLA Facility” and the loans with respect thereto, the “Incremental TLA Loans”) thereunder and (b) satisfied all conditions under the Incremental Revolving Agreement and obtained replacement senior secured revolving credit commitments in an aggregate principal amount of $1,100 million (the “Replacement Revolving Facility” and the commitments thereunder, the “Replacement Revolving Commitments”) thereunder, which Replacement Revolving Facility replaced the Company’s then-existing revolving credit facility it its entirety. The proceeds of the Incremental TLA Loans were used to finance a portion of the Acquisition.

Interest Rates and Fees

The Revolving Loans and the Incremental TLA Loans will bear interest at LIBOR (or, in the case of amounts denominated in Euros, EURIBOR), or, at our option, in the case of amounts denominated in Dollars, at a base rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest last quoted by the Wall Street Journal as the “prime rate” and (c) the one-month LIBOR rate plus 1.00% (the “Base Rate”), plus, in each case, a margin ranging from 1.25% to 2.75% per annum for LIBOR-based and EURIBOR-based Revolving Loans or Incremental TLA Loans and ranging from 0.25% to 1.75% per annum for Base Rate-based Revolving Loans or Incremental TLA Loans, in each case, depending on our consolidated leverage ratio. Until we deliver financial statements for the fiscal quarter ended September 30, 2021, the applicable margin will be 2.50% for LIBOR-based and EURIBOR-based Revolving Loans and Incremental TLA Loans and 1.50% for Base Rate-based Revolving Loans and Incremental TLA Loans. The Amended and Restated Credit Agreement contains customary LIBOR and EURIBOR replacement provisions.

The daily unused portion of the Revolving Credit Facility is subject to a commitment fee ranging from 0.15% to 0.45% per annum, depending on our consolidated leverage ratio.

Amortization, Mandatory Prepayments and Maturity

On the last day of each calendar quarter, commencing with the quarter ending September 30, 2021, the Company is required to prepay an amount equal to 1.875% of the tranche 1 Incremental TLA Loans funded on the Acquisition Effective Date. The Revolving Facility and the Incremental TLA Loans will mature on the earlier of (a) June 21, 2026 and (b) unless, the term B loans under the Amended and Restated Credit Agreement are no longer outstanding, 91 days prior to the maturity date of the existing term B loans outstanding under the Amended and Restated Credit Agreement. The Company may repay amounts borrowed under the Revolving Facility at any time without penalty. The Revolving Facility is not subject to amortization. The Incremental TLA Loans are subject to the same mandatory prepayment provisions as the Company’s existing term loan b facility as set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed on August 28, 2019, which is incorporated herein by reference.

The terms of the Incremental TLA Facility are set forth in the Incremental TLA Agreement, and the terms of the Incremental Revolving Facility are set forth in the Incremental Revolving Agreement, in each case, filed on February 26, 2021 with the Company’s Annual Report on Form 10-K and which are incorporated herein by reference.

The foregoing summary of the Incremental TLA Facility, the Revolving Facility and the Amended and Restated Credit Agreement is not complete and is qualified in its entirety by reference to the Incremental Revolving Conversion Agreement and the Reaffirmation Agreement, copies of which are attached hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

10.1	Incremental Revolving Facility Agreement (TLA-2 Conversion), dated as of June 24, 2021, among thereto and JPMorgan Chase Bank, N.A., as administrative agent. NCR Corporation, certain foreign and domestic subsidiaries of NCR Corporation party thereto, the lenders party

10.2	Reaffirmation Agreement, dated as of June 21, 2021, among NCR Corporation, certain foreign and domestic subsidiaries of NCR Corporation party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR CORPORATION

Date: June 24, 2021	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel & Secretary